Exhibit 10.11

AMENDMENT NUMBER TWO

TO

NONSTATUTORY STOCK OPTION AGREEMENT

(2012 Version)

This Amendment Number Two to Nonstatutory Stock Option Agreement (“Amendment”), dated as of _____________, 2014, is made by and between DJO Global, Inc. (formerly DJO Incorporated), a Delaware corporation (the “Company”) and _________________ (the “Optionee”).

WHEREAS, the Company and Optionee have previously entered into that certain Nonstatutory Stock Option Agreement (2012 Version) and that certain Amendment Number One to Nonstatutory Stock Option Agreement (2012 Version) (hereinafter collectively, the “Agreement”) under which the Company granted Optionee an option to purchase shares of Common Stock on terms and conditions set forth therein;

WHEREAS, the Company and Optionee desire to reflect herein an amendment to the Agreement approved by the Compensation Committee to modify certain vesting requirements;

NOW, THEREFORE, the parties hereby agree as follows.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

1.Amendment to Right to Exercise.  The second paragraph of Section 4(a) of the Agreement is hereby amended in its entirety as follows;

“Notwithstanding the foregoing,  (i) Option Shares that did not vest in 2012 and 2013 because the actual EBITDA in each such year did not equal or exceed the amount required for vesting in each such year under the Agreement shall vest and become exercisable following the 2014 fiscal year if the actual EBITDA for such year equals or exceeds $300 million before being reduced by any bonus accrual in excess of the bonus accrual in the Company’s budget for 2014, (ii) Option Shares that do not vest and become exercisable in any of the four fiscal years described in the preceding paragraph shall nevertheless become exercisable and vest following the last such fiscal year if (x) the aggregate actual EBITDA achieved during such four fiscal years equals or exceeds the aggregate EBITDA in the budgets for such four fiscal years, and (y) the actual EBITDA achieved in the fourth such fiscal year equals or exceeds the EBITDA in the budget for such year; and (iii) in the event that, during the ten (10) year term of the Option, Blackstone sells all or a portion of its interest in the Company and realizes a MOIC  of 2.25x or greater, all Option Shares not already vested and exercisable hereunder shall thereupon become vested and exercisable.”

2.Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

3.Effect of Amendment.  Except as specifically amended by this Amendment, the Agreement remains in force and unmodified and its terms and provisions, as amended hereby, remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer and the Optionee has executed this Amendment, as of the day and year first above written.

DJO GLOBAL, INC.:

____________________________________

DONALD ROBERTS

Executive Vice President, General Counsel and Secretary

I hereby agree to be bound by the terms of the Plan, the Agreement as amended by this Amendment and the Stockholder’s Agreement.  I hereby further agree that all the decisions and determinations of the Board or an officer of the Company as provided in the Agreement as amended by this Amendment shall be final and binding.

OPTIONEE:

____________________________________